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                                                                    Exhibit 99.2
Item 14 (a)(2)

SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS

NTELOS Inc. and Subsidiaries

(In thousands)

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                               COL. A.                 COL. B                COL. C             COL. D      COL. E
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                                                                             Additions
                                                                      -------------------------
                             Description               Balance at     Charges to   Charged to   Deductions  Balance at End
                                                       Beginning of   Costs and    Other                    of Period
                                                       Period         Expenses     Accounts -
                                                                                   Describe

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
YEAR ENDED DECEMBER 31, 2001:
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible accounts receivable         $ 5,100    $ 10,102    $  3,313   (1) $  4,544   (2) $  13,971
YEAR ENDED DECEMBER 31, 2000:
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible accounts receivable         $ 1,100    $  3,238    $  2,455   (1) $  1,693   (2) $   5,100
YEAR ENDED DECEMBER 31, 1999:
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible accounts receivable         $   634    $  1,310    $     31   (1) $    875   (2) $   1,100

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(1)  This amount represents the allowance added as a result of the transactions described in Note 4 of the consolidated financial statements included in the Annual Report of NTELOS Inc. to its Shareholders for the year ended December 31, 2001 and incorporated herein as Item 8.

(2)  Uncollectible accounts written off, net of recoveries.